                                                                    EXHIBIT 2.1

                              AGREEMENT OF MERGER

                                    BETWEEN

                                Q.E.P. CO., INC.
                            (A NEW YORK CORPORATION)

                                      AND

                                Q.E.P. CO., INC.
                            (A DELAWARE CORPORATION)


         AGREEMENT OF MERGER dated this ________ day of August, 1996 by and between Q.E.P. Co., Inc., a New York corporation (hereinafter referred to as the "Merging Corporation"), and Q.E.P. Co., Inc., a Delaware corporation (hereinafter referred to as the "Surviving Corporation"), pursuant to Section 252 of the Delaware General Corporation Law and Section 907 of the New York Business Corporation Law.


         WITNESSETH THAT:

         WHEREAS, the parties to this Agreement, in consideration of the mutual agreements of each corporation as set forth herein, deem it advisable and generally for the welfare of said corporations that the Merging Corporation merge into the Surviving Corporation under and pursuant to the terms and conditions hereinafter set forth;


         NOW, THEREFORE, the corporations, parties to this Agreement, by and between their respective Boards of Directors, in consideration of the mutual covenants, agreements and provisions hereinafter contained do hereby agree upon and prescribe the terms and conditions of said merger, the mode of carrying them into effect and the manner and basis of converting the shares of the Merging Corporation into the shares of the Surviving Corporation, as follows:


         FIRST: Q.E.P. Co., Inc., a Delaware corporation, hereby merges into itself Q.E.P. Co., Inc., a New York corporation, and said Q.E.P. Co., Inc., a New York corporation shall be and hereby is merged into Q.E.P. Co., Inc., a Delaware corporation pursuant to Section 907 of the New York Business Corporation Law and Section 252 of the Delaware General Corporation Law. The name of the Surviving Corporation is Q.E.P. Co., Inc., a Delaware corporation, which shall be its name following the merger.


         SECOND: From and after the effective date of the merger and until further amended as provided by the laws of the State of Delaware, the Certificate of Incorporation of Q.E.P. Co., Inc., a Delaware corporation, as in effect at the effective date of the merger shall be and shall continue to be the Certificate of Incorporation of the corporation surviving this merger.
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         THIRD:  The By-Laws of Q.E.P. Co., Inc., a Delaware corporation, as they shall exist on the effective date of this merger shall be and remain the By-Laws of the Surviving Corporation until the same shall be altered, amended or repealed as therein provided.


         FOURTH: As to each constituent corporation, the designation and number of outstanding shares of each class and series and the voting rights thereof are as follows:

                                     DESIGNATION AND NUMBER                     CLASS OR         SHARES ENTITLED
                                     OF SHARES IN EACH CLASS                SERIES OF SHARES       TO VOTE AS A
NAME OF CORPORATION                   OR SERIES OUTSTANDING                 ENTITLED TO VOTE     CLASS OR SERIES
- -------------------           -------------------------------------         ----------------     ---------------
Q.E.P. Co., Inc.,
  a Delaware corporation      Common Stock                         1              Yes                   1
                              Series A Preferred                  -0-              No                 -0-
                              Series B Preferred                  -0-              No                 -0-
                              Series C Preferred                  -0-              No                 -0-

Q.E.P. Co., Inc.,
  a New York corporation      Common Stock                         200            Yes                 200
                              Series A Preferred               425,547             No                 -0-
                              Series B Preferred                60,000             No                 -0-
                              Series C Preferred                17,500             No                 -0-


         FIFTH:  The terms and conditions of the merger are as follows:

         The directors and officers of the Surviving Corporation on the effective date of this merger, shall continue to be the directors and officers of the Surviving Corporation.

         Upon the merger becoming effective, the separate existence of the Merging Corporation shall cease and all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the Merging Corporation shall be transferred to, vested in and devolve upon the Surviving Corporation without further act or deed and all property, rights, and every other interest of the Surviving Corporation and the Merging Corporation shall be as effectively the property of the Surviving Corporation as they were of the Surviving Corporation and the Merging Corporation, respectively. The Merging Corporation hereby agrees, from time to time, as and when requested by the Surviving Corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property of the Merging Corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the Merging Corporation and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Merging Corporation or otherwise to take any and all such action.





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         All rights of creditors and all liens upon the property of either of said corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Merging Corporation shall thence forth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.


         SIXTH: The manner of converting shares of each of the Merging Corporation into shares of the Surviving Corporation shall be as follows:

         (a) At the effective date of the merger, the one outstanding share of Common Stock of the Surviving Corporation shall be cancelled and shall return to the status of authorized but unissued Common Stock.

         (b) Each holder of issued and outstanding shares of Common Stock of the Merging Corporation at the effective date of the merger (excluding shares held by those shareholders of the Merging Corporation who have perfected their rights as dissenting shareholders) shall be entitled, upon surrender of his certificate as set forth in Section (c) below, to receive for each share of Common Stock of the Merging Corporation 7,500 shares of Common Stock of the Surviving Corporation. Each holder of issued and outstanding shares of either Series A, Series B or Series C Preferred Stock of the Merging Corporation at the effective date of the merger shall be entitled, upon surrender of his certificate as set forth in Section (c) below, to receive for each one share of Preferred Stock of the Merging Corporation one share of Preferred Stock of the same class of the Surviving Corporation.

         (c) After the effective date of the merger, each holder of an outstanding certificate or certificates which prior thereto represented shares of the Merging Corporation shall surrender the same to the transfer agent and registrar of the Surviving Corporation and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of shares of Common Stock or Preferred Stock of the Surviving Corporation for which the shares theretofore represented by the certificate or certificates so surrendered are exchangeable as aforesaid.
Until so surrendered, each such outstanding certificate which prior to the effective date of the merger represented shares of the Merging Corporation shall be deemed for all corporate purposes to be exchanged and the holders of such certificates shall cease to have any rights with respect to such shares of the Merging Corporation (except such rights, if any, as they may have as dissenting shareholders) and their sole right shall be with respect to the shares of the Surviving Corporation for which their shares are exchangeable pursuant to this Agreement. On the effective date of the merger, the shares of the Merging Corporation outstanding on such date shall cease to be shares of the Merging Corporation.


         SEVENTH: The Surviving Corporation agrees that it will promptly pay to the dissenting shareholders of the Merging Corporation the amount, if any, to which they are entitled with respect to the rights of dissenting shareholders.


         EIGHTH: The Surviving Corporation shall assume all responsibility for any accrued but unpaid dividends of the Merging Corporation.





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         NINTH:  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.


         TENTH: This Agreement of Merger shall become effective when this Agreement and the constituent corporations' certificates required by Section 252 of the General Corporation Law of the State of Delaware and Section 907 of the Business Corporation Law of the State of New York have been filed and become effective pursuant to the General Corporation Law of the State of Delaware and the Business Corporation Law of the State of New York.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Merger to be executed by their respective officers thereunto duly authorized on this _____ day of August, 1996.

                       Q.E.P. CO., INC.,
                       a New York corporation


                       By:
                          ----------------------------------------------------
                          Lewis Gould, President and Chief Executive Officer


                       By:
                          ----------------------------------------------------
                          Susan J. Gould, Vice President and Secretary


                       Q.E.P. CO., INC.,
                       a Delaware corporation


                       By:
                          ----------------------------------------------------
                          Lewis Gould, President and Chief Executive Officer


                       By:
                          ----------------------------------------------------
                          Susan J. Gould, Vice President and Secretary






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                  CERTIFICATE OF SECRETARY OF Q.E.P. CO., INC.



         I, Susan J. Gould, Secretary of Q.E.P. Co., Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary, that the Agreement of Merger to which this Certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of Q.E.P. Co., Inc., a corporation of the State of New York, was duly adopted pursuant to section 228 of the General Corporation Law of Delaware by the unanimous written consent of the stockholders holding 1,500,000 shares of the capital stock of the corporation, same being all of the shares issued and outstanding having voting power, and written notice of adoption of the Agreement of Merger has been given as provided in section 228 of the General Corporation Law of Delaware to every stockholder entitled to such notice, which Agreement of Merger was thereby adopted as the act of the stockholders of said Q.E.P. Co., Inc., a Delaware corporation, and duly adopted agreement and act of the said corporation.

         WITNESS my hand on this ____ day of August, 1996.


                                   ______________________________
                                   Susan J. Gould, Secretary





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